As Filed With the Securities and Exchange Commission
on December 18, 2006
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-125404
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-61930
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-51112
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-82207
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-64479
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-33881
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-18169
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 33-62309
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 33-62303
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 33-55511
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 33-55509	POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 33-53788
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 33-55272
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 33-55270
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 33-52253
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 33-51114
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 33-51052
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 33-50151
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 33-50147
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 33-49783
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 33-36571
POST-EFFECTIVE AMENDMENT NO. 2 TO
Form S-4 Registration Statement No. 33-56803
UNDER
THE SECURITIES ACT OF 1933
HCA INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2497104 (I.R.S. Employer Identification No.)

One Park Plaza Nashville, Tennessee (Address of Principal Executive Offices)	37203 (Zip Code)
HCA 2005 EQUITY INCENTIVE PLAN
HCA EMPLOYEE STOCK PURCHASE PLAN
COLUMBIA/HCA HEALTHCARE CORPORATION SALARY DEFERRAL PLAN/401(K)
COLUMBIA/HCA HEALTHCARE CORPORATION STOCK BONUS PLAN
HCA 401(K) PLAN
HEALTHTRUST, INC. 401(K) RETIREMENT PROGRAM
EPIC HEALTHCARE GROUP, INC. PROFIT SHARING PLAN
MCA 401(K) PLAN
COLUMBIA/HCA HEALTHCARE CORPORATION OUTSIDE DIRECTOR STOCK AND INCENTIVE COMPENSATION PLAN
COLUMBIA/HCA HEALTHCARE CORPORATION SALARY DEFERRAL PLAN
COLUMBIA/HCA HEALTHCARE CORPORATION STOCK BONUS PLAN

HEALTHTRUST, INC. 401(K) RETIREMENT PROGRAM
EPIC HEALTHCARE GROUP, INC. PROFIT SHARING PLAN
VALUE HEALTH, INC. 1991 STOCK PLAN
VALUE HEALTH, INC. 1991 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
VALUE HEALTH, INC. 1991 EMPLOYEE STOCK PURCHASE PLAN
MEDINTELL SYSTEM CORPORATION 1995 STOCK OPTION PLAN
DIAGNOSTEK, INC. 1991 STOCK OPTION PLAN
DIAGNOSTEK, INC. 1983 NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN
PREFERRED HEALTHCARE LTD. STOCK INCENTIVE PLAN
PREFERRED HEALTHCARE LTD. 1991 DIRECTORS’ STOCK OPTION PLAN
COLUMBIA/HCA HEALTHCARE CORPORATION 1992 STOCK AND INCENTIVE PLAN F/K/A COLUMBIA HOSPITAL
CORPORATION 1992 STOCK AND INCENTIVE PLAN
COLUMBIA/HCA HEALTHCARE CORPORATION EMPLOYEE STOCK PURCHASE PLAN
COLUMBIA/HCA HEALTHCARE CORPORATION 1995 MANAGEMENT STOCK PURCHASE PLAN
COLUMBIA HOSPITAL CORPORATION 1992 STOCK AND INCENTIVE PLAN
NEW ENGLAND CRITICAL CARE, INCORPORATED 1982 INCENTIVE STOCK OPTION PLAN
MEDICAL CARE AMERICA, INC. 1985 EMPLOYEES STOCK OPTION PLAN
NEW ENGLAND CRITICAL CARE, INCORPORATED 1987 INCENTIVE STOCK OPTION PLAN
NEW ENGLAND CRITICAL CARE, INCORPORATED 1988 DIRECTORS STOCK OPTION PLAN
NEW ENGLAND CRITICAL CARE, INCORPORATED 1988 EMPLOYEES STOCK OPTION PLAN
NEW ENGLAND CRITICAL CARE, INCORPORATED 1989 EMPLOYEES STOCK OPTION PLAN
NEW ENGLAND CRITICAL CARE, INCORPORATED 1990 EMPLOYEES STOCK OPTION PLAN
CRITICAL CARE AMERICA, INC. 1991 LONG-TERM STOCK OPTION PLAN
MEDICAL CARE AMERICA, INC. 1983 EXECUTIVE STOCK OPTION PLAN
CARE PLUS, INC. EXECUTIVE STOCK PURCHASE PLAN
CARE PLUS, INC. MEDICAL ADVISORY BOARD STOCK OPTION PLAN
CARE PLUS, INC. 1988 NON-QUALIFIED STOCK OPTION PLAN
MEDIVISION, INC. 1984 NON-QUALIFIED COMMON STOCK OPTION PLAN
1981 INCENTIVE STOCK OPTION PLAN OF MEDICAL 21 CORP.
MEDICAL CARE INTERNATIONAL, INC. 1985 NON-QUALIFIED STOCK OPTION PLAN
MEDICAL CARE INTERNATIONAL, INC. 1989 RESTRICTED STOCK AND NON-QUALIFIED STOCK OPTION PLAN
MEDICAL CARE INTERNATIONAL, INC. 1991 RESTRICTED STOCK AND NON-QUALIFIED STOCK OPTION PLAN
MEDICAL CARE AMERICA, INC. 1994 RESTRICTED STOCK AND NON-QUALIFIED STOCK OPTION PLAN
MEDICAL CARE AMERICA, INC. DIRECTORS NON-QUALIFIED STOCK OPTION PLAN
DIRECTOR OPTION AGREEMENTS
COLUMBIA HEALTHCARE CORPORATION OUTSIDE DIRECTORS NONQUALIFIED STOCK OPTION PLAN
COLUMBIA HOSPITAL CORPORATION EMPLOYEE STOCK PURCHASE PLAN
HCA-HOSPITAL CORPORATION OF AMERICA 1992 STOCK COMPENSATION PLAN
HCA-HOSPITAL CORPORATION OF AMERICA 1989 NONQUALIFIED STOCK OPTION PLAN
STOCK OPTION AGREEMENT BETWEEN COLUMBIA HOSPITAL CORPORATION AND T. MICHAEL LONG
BASIC AMERICAN MEDICAL, INC. AND ITS SUBSIDIARIES AMENDED AND
RESTATED INCENTIVE STOCK OPTION PLAN
COLUMBIA HOSPITAL CORPORATION 1992 STOCK AND INCENTIVE PLAN
GALEN HEALTH CARE, INC. RETIREMENT AND SAVINGS PLAN
GALEN HEALTH CARE, INC. 1993 ADJUSTMENT PLAN
SMITH LABORATORIES, INC. LONG-TERM STOCK INCENTIVE PLAN
AMENDED AND RESTATED HEALTHTRUST, INC.-THE HOSPITAL COMPANY 1990 STOCK COMPENSATION PLAN
AMENDED AND RESTATED HEALTHTRUST, INC.-THE HOSPITAL COMPANY 1990 DIRECTORS STOCK COMPENSATION PLAN
(Full title of the plan)
John M. Franck II
Vice President — Legal and Corporate Secretary
HCA Inc.
One Park Plaza
Nashville, Tennessee 37203
(615) 344-9551
(Name, address and telephone number, including area code, of agent for service)
With a copy to:
J. Page Davidson
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238
(615) 742-6200

SIGNATURES

DEREGISTRATION OF UNSOLD SECURITIES
     These Post-Effective Amendments relate to the following Registration Statements of HCA Inc. (the “Registrant”) (collectively, the “Registration Statements”):
     Registration Statement on Form S-8 (File No. 333-125404), pertaining to the registration of 34,000,000 shares of the Registrant’s common stock, par value $.01 per share, issuable under the Registrant’s HCA 2005 Equity Incentive Plan.
     Registration Statement on Form S-8 (File No. 333-61930), pertaining to the registration of 10,000,000 shares of the Registrant’s common stock, par value $.01 per share, issuable under the Registrant’s HCA Employee Stock Purchase Plan.
     Registration Statement on Form S-8 (File No. 333-51112), pertaining to the registration of 8,000,000 shares of the Registrant’s common stock, par value $.01 per share, issuable under the Registrant’s Columbia/HCA Healthcare Corporation Salary Deferral Plan/401(k), Columbia/HCA Healthcare Corporation Stock Bonus Plan, HCA 401(k) Plan, Healthtrust, Inc. 401(k) Retirement Program, Epic Healthcare Group, Inc. Profit Sharing Plan and MCA 401(K) Plan.
     Registration Statement on Form S-8 (File No. 333-82207), pertaining to the registration of 500,000 shares of the Registrant’s common stock, par value $.01 per share, issuable under the Registrant’s Columbia/HCA Healthcare Corporation Outside Director Stock and Incentive Compensation Plan.
     Registration Statement on Form S-8 (File No. 333-64479), pertaining to the registration of 3,000,000 shares of the Registrant’s common stock, par value $.01 per share, issuable under the Registrant’s Columbia/HCA Healthcare Corporation Salary Deferral Plan, Columbia/HCA Healthcare Corporation Stock Bonus Plan, Healthtrust, Inc. 401(k) Retirement Program and Epic Healthcare Group, Inc. Profit Sharing Plan.
     Registration Statement on Form S-8 (File No. 333-33881), pertaining to the registration of 3,183,046 shares of the Registrant’s common stock, par value $.01 per share, issuable under the Registrant’s Value Health, Inc. 1991 Stock Plan, Value Health, Inc. 1991 Non-Employee Director Stock Option Plan, Value Health, Inc. 1991 Employee Stock Purchase Plan, Medintell System Corporation 1995 Stock Option Plan, Diagnostek, Inc. 1991 Stock Option Plan, Diagnostek, Inc. 1983 Non-Qualified and Incentive Stock Option Plan, Preferred Healthcare Ltd. Stock Incentive Plan and Preferred Healthcare Ltd. 1991 Directors’ Stock Option Plan.
     Registration Statement on Form S-8 (File No. 333-18169), pertaining to the registration of 30,000,000 shares of the Registrant’s common stock, par value $.01 per share, issuable under the Registrant’s Columbia/HCA Healthcare Corporation 1992 Stock and Incentive Plan f/k/a Columbia Hospital Corporation 1992 Stock and Incentive Plan.
     Registration Statement on Form S-8 (File No. 33-62309), pertaining to the registration of 8,000,000 shares of the Registrant’s common stock, par value $.01 per share, issuable under the Registrant’s Columbia/HCA Healthcare Corporation Employee Stock Purchase Plan.
     Registration Statement on Form S-8 (File No. 33-62303), pertaining to the registration of 2,000,000 shares of the Registrant’s common stock, par value $.01 per share, issuable under the Registrant’s Columbia/HCA Healthcare Corporation 1995 Management Stock Purchase Plan.
     Registration Statement on Form S-8 (File No. 33-55511), pertaining to the registration of 18,000,000 shares of the Registrant’s common stock, par value $.01 per share, issuable under the Registrant’s Columbia Hospital Corporation 1992 Stock and Incentive Plan.
     Registration Statement on Form S-8 (File No. 33-55509), pertaining to the registration of 1,356,316 shares of the Registrant’s common stock, par value $.01 per share, issuable under the Registrant’s New England Critical Care, Incorporated, 1982 Incentive Stock Option Plan, Medical Care America, Inc. 1985 Employees Stock Option Plan, New England Critical Care, Incorporated 1987 Incentive Stock Option Plan, New England Critical Care, Incorporated 1988 Directors Stock Option Plan, New England Critical Care, Incorporated 1988 Employees Stock Option Plan, New England Critical Care, Incorporated 1989 Employees Stock Option Plan, New England Critical Care, Incorporated 1990 Employees Stock Option Plan, Critical Care America, Inc. 1991 Long-Term Stock Option Plan, Medical Care America, Inc. 1983 Executive Stock Option Plan, Care Plus, Inc. Executive Stock Purchase Plan, Care Plus, Inc. Medical Advisory Board Stock Option Plan, Care Plus, Inc. 1988 Non-Qualified Stock Option Plan, Medivision, Inc. 1984 Non-Qualified Common Stock Option Plan, 1981 Incentive Stock Option Plan of Medical 21 Corp., Medical Care International, Inc. 1985 Non-Qualified Stock Option Plan, Medical Care International, Inc. 1989 Restricted Stock and Non-Qualified Stock Option Plan, Medical Care International, Inc. 1991 Restricted Stock and

Non-Qualified Stock Option Plan, Medical Care America, Inc. 1994 Restricted Stock and Non-Qualified Stock Option Plan and Medical Care America, Inc. Directors Non-Qualified Stock Option Plan.
     Registration Statement on Form S-8 (File No. 33-53788), pertaining to the registration of 40,626 shares of the Registrant’s common stock, par value $.01 per share, issuable under the Registrant’s Director Option Agreements.
     Registration Statement on Form S-8 (File No. 33-55272), pertaining to the registration of 100,000 shares of the Registrant’s common stock, par value $.01 per share, issuable under the Registrant’s Columbia Hospital Corporation Outside Directors Nonqualified Stock Option Plan.
     Registration Statement on Form S-8 (File No. 33-55270), pertaining to the registration of 2,000,000 shares of the Registrant’s common stock, par value $.01 per share, issuable under the Registrant’s Columbia Hospital Corporation Employee Stock Purchase Plan.
     Registration Statement on Form S-8 (File No. 33-52253), pertaining to the registration of 5,707,432 shares of the Registrant’s common stock, par value $.01 per share, issuable under Registrant’s HCA-Hospital Corporation of America 1992 Stock Compensation Plan, HCA-Hospital Corporation of America 1989 Nonqualified Stock Option Plan and Stock Option Agreement between Columbia Hospital Corporation and T. Michael Long.
     Registration Statement on Form S-8 (File No. 33-51114), pertaining to the registration of 466,250 shares of the Registrant’s common stock, par value $.01 per share issuable under the Registrant’s Basic American Material, Inc. and its Subsidiaries Amended and Restated Incentive Stock Option Plan.
     Registration Statement on Form S-8 (File No. 33-51052), pertaining to the registration of 1,000,000 shares of the Registrant’s common stock, par value $.01 per share, issuable under the Registrant’s Columbia Hospital Corporation 1992 Stock and Incentive Plan.
     Registration Statement on Form S-8 (File No. 33-50151), pertaining to the registration of 10,400,000 shares of the Registrant’s common stock, par value $.01 per share, issuable under the Registrant’s Galen Health Care, Inc. Retirement and Savings Plan.
     Registration Statement on Form S-8 File No. (33-50147), pertaining to the registration of 2,255,000 shares of the Registrant’s common stock, par value $.01 per share, issuable under the Registrant’s Galen Health Care, Inc. 1993 Adjustment Plan.
     Registration Statement on Form S-8 (File No. 33-49783), pertaining to the registration of 1,000,000 shares of the Registrant’s common stock, par value $.01 per share, issuable under the Registrant’s Columbia Hospital Corporation 1992 Stock and Incentive Plan.
     Registration Statement on Form S-8 (File No. 33-36571), pertaining to the registration of 4,169,000 shares of the Registrant’s common stock, par value $.01 per share, issuable under the Registrant’s Smith Laboratories, Inc. Long-Term Stock Incentive Plan.
     Registration Statement on Form S-4 (File No. 33-56803), pertaining to the registration of 3,746,500 shares of the Registrant’s common stock, par value $.01 per share, issuable under the Registrant’s Amended and Restated Healthtrust, Inc.-The Hospital Company 1990 Stock Compensation Plan and Amended and Restated Healthtrust, Inc.-The Hospital Company 1990 Directors Stock Compensation Plan.
     The plans identified above are collectively referred to as the “Plans”.
     On November 17, 2006, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) with Hercules Holding II, LLC, a Delaware limited liability company (“Parent”) and Hercules Acquisition Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), MergerSub merged with and into the Registrant, with the Registrant continuing as the surviving corporation (the “Merger”). As a result of the Merger, the Registrant became a subsidiary of Parent. As provided in the Merger Agreement, each outstanding share of common stock of the Registrant (other than shares held in the treasury of the Registrant, shares owned by Parent or any wholly-owned subsidiary of Parent or the Company immediately prior to the effective time of the Merger or shares held by shareholders who properly exercised appraisal rights under Delaware law) was automatically converted into the right to receive $51.00 in cash, without interest.
     In accordance with an undertaking made by the Registrant in the Registration Statements to remove by means of a post-effective amendment any shares of the Registrant’s common stock which remain unsold at the termination of the offering, the

Registrant hereby de-registers any and all shares of common stock originally reserved for issuance under the Plans and registered under the Registration Statements listed above which remained unissued at the effective time of the Merger.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 18th day of December, 2006.

HCA INC.
By:	/s/ R. Milton Johnson
R. Milton Johnson
Executive Vice President and Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints David G. Anderson, John M. Franck II and R. Milton Johnson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to these Post-Effective Amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed below by the following persons in the capacities indicated on the dates indicated below.

Signature	Title	Date

/s/ Jack O. Bovender, Jr. Jack O. Bovender, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 18, 2006
/s/ Richard M. Bracken Richard M. Bracken	President, Chief Operating Officer and Director	December 18, 2006
/s/ R. Milton Johnson R. Milton Johnson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 18, 2006
/s/ Christopher Birosak Christopher Birosak	Director	December 18, 2006
/s/ George Bitar George Bitar	Director	December 18, 2006
/s/ John Connaughton John Connaughton	Director	December 18, 2006
/s/ Thomas F. Frist, Jr. M.D. Thomas F. Frist, Jr. M.D.	Director	December 18, 2006
/s/ Thomas F. Frist, III Thomas F. Frist, III	Director	December 18, 2006

Signature	Title	Date

/s/ Chris Gordon Chris Gordon	Director	December 18, 2006
/s/ Mike Michelson Mike Michelson	Director	December 18, 2006
/s/ Jim Momtazee Jim Momtazee	Director	December 18, 2006
/s/ Steven Pagliuca Steven Pagliuca	Director	December 18, 2006
/s/ Peter Stavros Peter Stavros	Director	December 18, 2006
/s/ Nathan C. Thorne Nathan C. Thorne	Director	December 18, 2006